EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-K of Top Flight GameBirds, Inc. for the period ending February 28, 2010, I, Rhonda Heskett, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors of Top Flight Game Birds, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the period ending February 28, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such annual report of Form 10-K for the year ending February 28, 2010, fairly represents in all material respects, the financial condition and results of operations of Top Flight Game Birds, Inc.

Date: May 27, 2010

Top Flight GameBirds, Inc.

By: /s/ Rhonda Heskett
Rhonda Heskett President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors